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                                   EXHIBIT 2

                             By-Laws of Canada Life


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                                                                       EXHIBIT 2
                                                                       ---------

                                                                         4/19/89


                             CANADA LIFE OF AMERICA

                               SERIES FUND, INC.

                             ______________________

                                    BY-LAWS

                             ______________________


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                                TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----

  ARTICLE 1.    SHAREHOLDERS' MEETINGS ...............................................  1

     1.01   Place of Meetings......................................................  1

     1.02   Annual Meeting.........................................................  1

     1.03   Special Meetings.......................................................  1

     1.04   Notice of Shareholders' Meetings.......................................  1

     1.05   Quorum.................................................................  2

     1.06   Proxies................................................................  2

     1.07   Voting.................................................................  2

  ARTICLE 2.    BOARD OF DIRECTORS....................................................  3

     2.01   Number.................................................................  3

     2.02   Term of Office.........................................................  3

     2.03   Powers.................................................................  4

     2.04   Executive Committee and Other Committees...............................  4

     2.05   Meetings...............................................................  4

     2.06   Quorum.................................................................  5

     2.07   Informal Action........................................................  6

     2.08   Compensation...........................................................  6

  ARTICLE 3.    OFFICERS..............................................................  6

     3.01   Selection..............................................................  6


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
     3.02   Eligibility............................................................  6

     3.03   Additional Officers and Agents.........................................  6

     3.04   Chairman of the Board of Directors.....................................  7

     3.05   The President..........................................................  7

     3.06   The Secretary..........................................................  7

     3.07   The Treasurer..........................................................  8

     3.08   The Vice-Presidents....................................................  8

     3.09   Other Officers of the Corporation......................................  8

     3.10   Salaries...............................................................  8

  ARTICLE 4.    VACANCIES ............................................................   9

     4.01   Removals...............................................................  9

     4.02   Vacancies..............................................................  9

  ARTICLE 5.    CERTIFICATES FOR SHARES ..............................................  10

     5.01   Certificates........................................................... 10

     5.02   Replacement of Certificates............................................ 11

     5.03   Shareholder Open Accounts.............................................. 11

     5.04   Transfers.............................................................. 11

     5.05   Record Dates........................................................... 12

     5.06   Registered Ownership................................................... 13

     5.07   Ledger of Shares....................................................... 13

  ARTICLE 6.    NOTICES ..............................................................  13

     6.01   Manner of Giving....................................................... 13

     6.02   Waiver................................................................. 14

  ARTICLE 7.    GENERAL PROVISIONS ...................................................  14

     7.01   Disbursement of Funds.................................................. 14


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
     7.02   Voting Shares of Other Corporations.................................... 14

     7.03   Execution of Documents Under Seal...................................... 15

     7.04   Execution of Other Documents........................................... 15

     7.05   Fiscal Year............................................................ 16

     7.06   Expenses............................................................... 16

     7.07   Custodians............................................................. 16

  ARTICLE 8.    PURCHASES AND REDEMPTION OF SHARES.................................... 17

     8.01   Purchase By Agreement.................................................. 17

     8.02   Redemption............................................................. 17

     8.03   Suspension of Redemption............................................... 18

     8.04   Stabilization of Share Value of Money
            Market Class Shares.................................................... 18

  ARTICLE 9.    SALES LOAD AND ELIGIBLE PURCHASERS ................................... 19

     9.01   No Sales Load.......................................................... 19

     9.02   Eligible Purchasers.................................................... 19

     9.03   Restrictions on Purchase Orders........................................ 19

  ARTICLE 10.   FRACTIONAL SALES ..................................................... 19

  ARTICLE 11.   INDEMNIFICATION ...................................................... 20

     11.01  Indemnification........................................................ 20

     11.02  Disabling Conduct...................................................... 20

     11.03  Expenses Prior to Determination........................................ 21

     11.04  Provisions Not Exclusive............................................... 22

     11.05  General................................................................ 22

  ARTICLE 12.   AMENDMENTS ........................................................... 22


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                                     BY-LAWS

                                       OF

                    CANADA LIFE OF AMERICA SERIES FUND, INC.

                                   ARTICLE 1

                             SHAREHOLDERS' MEETINGS

          1.01 Place of Meetings. All meetings of the shareholders of Canada Life of America Series Fund, Inc. (hereinafter called "the Corporation") shall be held at such place, within or without the state of Maryland, as is stated in the notice of meeting.

          1.02 Annual Meeting. The annual meeting of shareholders, for the purpose of electing Directors and such other business as may come before the meeting, shall be held at such time as the directors may determine; provided that the Corporation shall not be required to hold an annual meeting in any year in which none of the following is required to be acted on by stockholders under the Investment Company Act of 1940, as amended ("the 1940 Act"): (1) election of Directors; (2) approval of the Corporation's investment advisory agreement; (3) ratification of the selection of independent public accountants; and (4) approval of the Corporation's principal underwriting agreement, if any.

          1.03 Special Meetings. Special meetings of the shareholders shall be held whenever called by the Chairman of the Board, the President or a majority of the Board of Directors. Special meetings shall also be called by the President at the request of


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     the holders of a majority of the outstanding shares entitled to vote at such meeting.

          1.04 Notice of Shareholders' Meeting. Notice of each shareholders' meeting stating the place, date and hour of the meeting and, in the case of special meetings the purpose or purposes for which the meeting is called, shall be given by mailing such notice to each shareholder of record at his address as it appears on the records of the Corporation not less than ten nor more than thirty days prior to the date of the meeting. Any meeting at which all shareholders entitled to vote are present either in person or by proxy or notice of which has been waived in writing by those not present shall be a legal meeting for the transaction of business notwithstanding that notice, as herein provided, has not been given.

          1.05 Quorum. Except as otherwise expressly required by law or these By-Laws or the Articles of Incorporation, at any meeting of the shareholders, the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum, but a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the shares represented thereat shall decide any question brought before such meeting unless the question is one upon which, by express provision of law or of these By-Laws or the Articles of Incorporation, a larger or different vote is required, in which case such express provision shall govern.

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          1.06 Proxies. Shareholders of record may vote at any meeting either in person or by proxy in writing dated not more than eleven months before the date of exercise, which shall be filed with the Secretary of the meeting before being voted.

          1.07 Voting. Each shareholder shal1 be entitled to one vote for each share which it holds, and to a fraction of a vote equal to any fractional share which it holds, provided that such shareholder is the holder of such shares on the record date determined for such meeting in accordance with
     Article 5.05. Shares of all classes shall vote as a single class except where the separate vote of a particular class is required by the 1940 Act, or the law of Maryland, and the Articles of Incorporation.

                                    ARTICLE 2

                               BOARD OF DIRECTORS

          2.01 Number. The Corporation shall have a Board of Directors consisting of not less than three and not more than 21 members. The initial Board of Directors shall consist of three Directors, as specified in the Articles of Incorporation, subject to the appointment of additional directors as provided in Section 4.02 of these By-Laws. Thereafter the number of Directors to constitute the whole Board, within the limits above stated, shall be that determined from time to time by the Board of Directors, and shall be stated in any notice given to shareholders for the

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     purpose of calling any shareholder meeting for the election of Directors.

          2.02 Term of Office. The initial Board of Directors shall serve until the first meeting of shareholders and until the initial Director's successors are duly elected and qualified. Thereafter, each Director shall serve indefinitely and until his successor is duly elected and qualified, except that the Board of Director may determine a shorter tenure of office for any of its members so long as such shorter period is stated in the notice for the meeting of Directors or shareholders at which such election takes place. Successor Directors shall be elected at the annual meeting of shareholders or at any meeting held in lieu thereof, or at any special meeting of shareholders called for the purpose of electing Directors, of by the Board of Directors. No Director need be a shareholder or a resident of the state of Maryland.

          2.03 Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation are hereby vested in, and may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the shareholders by the laws of the state of Maryland, the Articles of Incorporation or the By-Laws of the Corporation.

          2.04 Executive Committee and Other Committees. The Board of Directors may elect from its members an executive committee of not less than three which may exercise all the powers of the Board of Directors, consistent with these By-Laws and the 1940 Act, when

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     the Board is not in session. The executive committee may make rules for the holding and conduct of its meetings and keeping the records thereof, and shall report its action to the Board of Directors.

          The Board of Directors may elect from its members such other committees from time to time as it may desire. The number composing such committees and the powers conferred upon them shall be determined by the Board of Directors at its own discretion.

          2.05 Meetings. Regular meetings of the Board of Directors may be held in much places within or without the state of Maryland, and at such times as the Board may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chairman of the Board, the President or a majority of the Directors, notice thereof being given by the Secretary, the Chairman of the Board or the President, or the Directors calling the meeting, to each Director. Special meetings of the Board of Directors may be held upon three days notice or without formal notice provided all Directors are present or those not present have waived notice thereof.

          Any member of to the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all

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     persons participating in the meeting can hear each other at the the same time. Participation in a meeting by these means constitutes presence in person at the meeting. This paragraph shall not be applicable to meetings held for the purpose of voting in respect of approval of contracts or agreements whereby a person undertakes to serve or act as investment adviser of, or principal underwriter for, the Corporation.

          2.06 Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, provided, however, that where the 1940 Act or any other applicable law requires a different quorum, including a number of Directors who are not interested persons as defined in the 1940 Act, to transact business of a specific nature, the number or classification of Directors so required shall constitute a quorum for the transaction of such business. A lesser number may adjourn a meeting from time to time. When a quorum is present at any meeting a majority of the members of the Board shall decide any question brought before such meeting except as otherwise expressly required by law, the Articles of Incorporation or these By-Laws.

          2.07 Informal Action. Except as otherwise required by applicable law, any action to be taken by the Board of Directors may be taken without a meeting if written consent to such action is signed by all members of the Board and such written consent is

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     filed with the minutes of the Board's proceedings.

          2.08 Compensation. Directors may receive compensation for services to the Corporation in their capacities as Directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

                                    ARTICLE 3

                                    OFFICERS

          3.01 Selection. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may, if it so determines, elect a Chairman of the Board. All officers shall be elected by the Board of Directors and shall serve at the pleasure of the Board. The same person may hold more than one office.

          3.02 Eligibility. The Chairman of the Board, if any, and the President shall be Directors of the Corporation. Other officers need not be Directors.

          3.03 Additional Officers and Agents. The Board of Directors may appoint one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers or agents as it may deem advisable, and may prescribe their respective duties.

          3.04 Chairman of the Board of Directors. The Chairman of the Board, if any, shall preside at all meetings of the Board of

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     Directors at which he is present. He shall have such other authority and duties as the Board of Directors shall from time to time determine.

          3.05 The President. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, he shall have general and active management of the business, affairs and property of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at the meetings of shareholders, and of the Board of Directors unless a Chairman of the Board has been elected and is present.

          3.06 The Secretary. The Secretary shall keep accurate minutes of all meetings of the shareholders and directors; shall give notice of at meetings; shall have custody of all books, records and papers of the Corporation, except such as shall be in the charge of the Treasurer, and shall perform all duties commonly incident to his office and as provided by law and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. In his absence an Assistant Secretary or secretary pro tempore shall perform his duties. The offices of Secretary and Treasurer may be held by one and the same person.

          3.07 The Treasurer. The Treasurer shall, subject to the order of the Board of Directors and section 7.07 of these By-Laws,

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     and in accordance with any arrangements for performance of services by a custodian, transfer agent or disbursing agent approved by the board, have the care and custody of the money, funds, securities, valuable papers and documents of the Corporation, and shall have and exercise under the supervision of the Board of Directors all powers and duties commonly incident to his office and as provided by law. He shall keep or cause to be kept accurate books of account of the Corporation's transactions which shall be subject at all times to the inspection and control of the Board of Directors. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies or such firm or firms doing a banking business as the Board of Directors shall designate. In his absence, an Assistant Treasurer, if any, shall perform his duties.

          3.08 The Vice Presidents. The Vice Presidents, if one or more have been appointed, shall respectively have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President, a Vice President, if one has been appointed, shall perform the duties and exercise the powers of the President.

          3.09 Other Officers of the Corporation. The additional officers and their duties could be specified in the By-Laws; otherwise, the Board will need to determine the officers and their duties at an initial meeting.

          3.10 Salaries. The Salaries of all officers shall be fixed from time to time by the Board of Directors.

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                                    ARTICLE 4

                                    VACANCIES

          4.01 Removals. The shareholders may at any meeting called for the purpose, by vote of the holders of a majority of the outstanding shares entitled to vote, remove from office any Director and, unless the number of Directors constituting the whole Board is accordingly decreased, elect a successor. To the extent consistent with the 1940 Act, the Board of Directors may, by vote of not less than a majority of the Directors then in office, remove from office any Director, officer or agent elected or appointed by them and may for misconduct remove any of them elected by the shareholders.

          4.02 Vacancies. If the office of any Director becomes or is vacant by reason of death, resignation, removal, disqualification, increase in the number of Directors end of term, or otherwise, the remaining Directors may by vote of a majority of said remaining Directors choose a successor or successors who shall hold office until the next annual meeting or special meeting held for the purpose of electing Directors; provided that while shares of its stock are outstanding, vacancies on the Board of Directors may be so filled only if, after the filling of the same, at least two-thirds of the Directors then holding office would be Directors elected to such office by the shareholders at a meeting or meetings called for the purpose. In the event that at any time while shares of the Corporation's stock are outstanding, less than a majority of the Directors were so elected by the shareholders, a special meeting of the shareholders shall be called forthwith and

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     held as promptly as possible and in any event within sixty days for the purpose of electing the necessary new members to the Board of Directors, unless the Securities and Exchange Commission extends that period.

                                    ARTICLE 5

                             CERTIFICATE FOR SHARES

          5.01 Certificates. Each shareholder shall be entitled to a certificate or certificates representing shares of the Corporation of the class of shares owned by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time, by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If such certificates are counter-signed by a transfer agent or registrar other than the Corporation or an employee of the Corporation, the signatures of the aforementioned officers upon such certificates may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, such certificates may be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares of a class shall be consecutively numbered or otherwise identified.

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          5.02 Replacement of Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates, heretofore issued by the Corporation, alleged to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or its legal representative, to either advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or both.

          5.03 Shareholder Open Accounts. The Corporation may maintain or cause to be maintained for each shareholder a shareholder open account in which shall be recorded such shareholder's ownership of shares and all changes therein. Any certificates need not be issued for shares so recorded in a shareholder open account unless requested by such shareholder.

          5.04 Transfers. Transfers of shares for which certificates have been issued will be made only upon surrender to the Corporation or its transfer agent of a certificate for shares of the same class duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, whereupon the Corporation will issue a new certificate to the person or other entity entitled thereto, cancel the old certificate and record the transaction on its books. Transfers of stock evidenced by open

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     account by Article 5.03 will be made upon delivery to the Corporation or its transfer agent of instructions for transfer or evidence of assignment or succession of the shares of a particular class, in each case executed in such manner and with such supporting evidence as the Corporation or transfer agent may reasonably require.

          5.05 Record Dates. The Board of Directors may fix in advance a date, not exceeding ninety days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent or for any other lawful purpose, as a record date for the determination of the shareholders entitled to notice of and, subject to Article 1.07, to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date as fixed shall be entitled to such notice of and, subject to Article 1.07, to vote at such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any


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     such record date fixed as aforesaid, except as to the right to vote at a meeting as limited in Article 1.07.

          5.06 Registered Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

          5.07 Ledger of Shares. The Secretary shall maintain a ledger of the names and addresses of at holders of outstanding shares, and the number of share of each class held by each shareholder, at any place within or without the state of Maryland as determined from time to time by the Board of Directors.

                                    ARTICLE 6

                                     NOTICES

          6.01 Manner of Giving. Whenever, under any provisions of law or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any Director, committee member, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of shareholders, in writing, by depositing the same in the United States mail, in a postpaid sealed wrapper, addressed to such shareholder, at such address as appears on the books of the Corporation, and, in the

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     case of Directors, committee members and officers, by telephone, or by mail or by telegram to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

          6.02 Waiver. Whenever any notice is required to be given under any provision of law or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at any meeting where notice is required shall be deemed waiver of the requirement for such notice.

                                    ARTICLE 7

                               GENERAL PROVISIONS

          7.01 Disbursement of Funds. All checks, drafts, orders or instructions for the payment of money and all notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designated.

          7.02 Voting Shares of Other Corporations. Unless otherwise ordered by the Board of Directors, the President or any Vice-President or the Treasurer or any Assistant Treasurer shall have full power and authority to attend and act and vote at any meeting of shareholders of any other Corporation in which this Corporation may own shares, and at any such meeting may exercise any and all the rights and powers incident to the ownership of such shares. The President or any Vice President or the Treasurer or any Assistant Treasurer of the Corporation may execute proxies to vote shares of other corporations standing in the name of this Corporation.

          7.03 Execution of Documents under Seal. All documents not relating to transactions involving real property to which the seal of the Corporation is attached shall be signed by (1) any two of the Chairman, President, a Vice-President who is a Director or any Director or officer designated by the Board for that purpose; or by any one of such persons, and (2) Vice-President who is not a Director or such other officer as may be designated by the Board from time to time for that purpose. Any document relating to transactions involving real property to which the seal of the Corporation is attached may be signed by any two of such officers as may be designated by the Board from time to time for that purpose.

          7.04 Execution of Other Documents. Contracts, documents or instruments in writing requiring execution by the Corporation may be signed by any two of the officers of the Corporation and such other person or persons designated by any two of the Chairman of the Board, President and Vice-Presidents of the Corporation and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board of Directors is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver

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

     either contracts, documents instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, charges, conveyances, transfers and assignments of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

          7.05 Fiscal Year. Except as otherwise from time to time provided by the Board of Directors, the fiscal year of the corporation shall begin January 1 and end December 31.

          7.06 Expenses. Each class of shares of the Corporation shall be charged with all the expenses, costs, charges, reserves or other liabilities directly attributable to that class and with that proportion of the other expenses of the Corporation, including general administrative expenses and fees of the investment adviser, accountants and attorneys, which the total net assets of each class of shares bears to the total net assets of all classes of shares, or as determined to be reasonable by the Board of Directors. The foregoing charges when determined in the manner prescribed by the Board of Directors shall be conclusive and binding for all purposes.

          7.07 Custodians. All funds, securities and other investments of the Corporation shall be deposited in the safe keeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement

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     entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the 1940 Act and the general rules and regulations thereunder.

                                    ARTICLE 8

                       PURCHASES AND REDEMPTION OF SHARES

          8.01 Purchase by Agreement. The Corporation may purchase its own shares by agreement with the owner at a price equal to the net asset value next computed following the time when the purchase or contract to purchase is made.

          8.02 Redemption. The Corporation shall redeem such shares of a class as are offered by any shareholder for redemption, without charge, upon the presentation of a written request therefor, duly executed by record owner, to the office or agency designated by the Corporation. If the shareholder has received certificates for shares of a class, the request must be accompanied by such certificates of that class, duly endorsed for transfer, in acceptable form; and the Corporation will pay therefor the net asset value of the shares next determined following the time at which the request, in acceptable form, is so presented. Payment for said shares shall ordinarily be made by the Corporation to the shareholder within seven days after the date on which such shares are presented.

          8.03 Suspension of Redemption. The obligations set out in Article
     8.02 may be suspended for any period during which the New

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

     York Stock Exchange shall be closed (other than for customary week-end and holiday closings) or during which trading on said Exchange is restricted or an emergency exists, as determined by or under the authority of the Securities and Exchange Commission or any successor governmental authority, as a result of which the disposal by the Corporation of securities owned by it is not reasonably practicable, or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or for such other periods as the Securities and Exchange Commission or successor governmental authority by order may permit to protect the Corporation's shareholders.

          8.04 Stabilization of Share Value of Money Market Class Shares. The Board of Directors may establish procedures reasonably designed to stabilize the net asset value of the Corporation's Money Market C1ass shares as computed for the purpose of distribution redemption and repurchase. If any deviation of the net asset value per share from the amortized cost price per share of the Corporation's Money Market Class shares exceeds one-half of one percent, or if there is any other deviation which the Board of Directors believes would result in a material dilution to shareholders or purchaser of Money Market Class shares, the Board of Directors will promptly consider what action, if any, it should initiate. Such action may include redemption in kind, selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten the average portfolio maturity, withholding dividends, splitting, combining or otherwise recapitalizing outstanding shares, or using

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

     available market quotations to determine net asset value per share. The Corporation may reduce the number of its outstanding Money Market Class shares by requiring shareholders to contribute to capital proportionately the number of full and fractional Money Market Class shares as is necessary to maintain the stabilized net asset value of Money Market Class shares.

                                    ARTICLE 9

                            SALES LOAD AND ELIGIBLE PURCHASERS

          9.01 No Sales Load. The Corporation shall sell and distribute its shares at net asset value without any sales load.

          9.02 Eligible Purchasers. Shares of the Corporation may be purchased only by Eligible Purchasers. Eligible Purchasers are: (a) Canada Life Insurance Company of America (the "Company") and The Canada Life Assurance Company, the parent of the Company, its affiliates and their separate accounts, and (b) investment companies registered pursuant to the 1940 Act.

          9.03 Restrictions on Purchase Orders. The Corporation reserves the right to reject purchases under circumstances where an Eligible Purchaser or amount involved would be considered disadvantageous to the Corporation.

                                   ARTICLE 10

                                FRACTIONAL SHARES

         10.01 The Board of Directors may authorize the issue from time to time of shares of the Corporation in fractional

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

     denominations, provided that the transactions in which and the terms upon which shares in fractional denominations may be issued may from time to time be determined and limited by or under authority of the Board of Directors.

                                   ARTICLE 11

                                 INDEMNIFICATION

          11.01 Indemnification. Every person who is or was a Director, officer or employee of the Corporation or of any other Corporation which he served at the request of this Corporation and in which this Corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by this Corporation to the full extent permitted by applicable law, against all liability, judgments, fines, penalties, settlements and reasonable expenses incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding, whether criminal, civil or administrative, in which he may become involved as a party or otherwise by reason of his being or having been a Director, officer or employee, except as provided in Articles
     11.02 and 11.03 of these By-Laws

          11.02 Disabling Conduct. No such Director, officer or employee shall be indemnified for any liabilities or expenses arising by reason of such person's "disabling conduct," whether or not there is an adjudication of liability. "Disabling conduct" means willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of office.

          Whether any such liability arose out of disabling conduct shall be determined: (a) by a final decision on the merits (including, but not limited to, a dismissal for insufficient evidence of any disabling conduct) by a court, or other body before whom the proceeding was brought, that the person to be indemnified was not liable by reason of disabling conduct; or
     (b) in the absence of such a decision, by a reasonable determination, based upon a review of the facts, that such person was not liable by reason of disabling conduct, (i) by the vote of a majority of a quorum of Directors who are neither interested persons of the Corporation nor parties to the action, suit, or proceeding in question ("disinterested, non-party Directors"), or (ii) by independent legal counsel in a written opinion if a quorum of disinterested, non-party Directors so directs or if such quorum is not obtainable, or (iii) by majority vote of the shareholders, or (iv) by any other reasonable and fair means not inconsistent with any of the above.

          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any liability or expense arose by reason of disabling conduct.

          11.03 Expenses Prior to Determination. The Corporation shall pay or reimburse, from time to time, all reasonable expenses

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

     incurred by a present or former Director or officer of the Corporation in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which such present or former Director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, the 1940 Act and the Maryland General Corporation Law.

          11.04 Provisions Not Exclusive. The indeminfication provided by this
     Article II shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any law, agreement, vote of shareholders, or otherwise.

          11.05 General. No indemnification provided by this Article shall be inconsistent with the 1940 Act, the Securities Act of 1933, or the Maryland General Corporation Law.

          Any indemnification provided by this Article shall continue as to a person who has ceased to be a Director, officer, or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE 12

                                   AMENDMENTS

          12.01 By Board of Directors. Except as otherwise provided by law, the Board of Directors shall have the power, by a majority

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

     vote of the entire Board of Directors at any meeting hereof, to make, alter or repeal the By-Laws of the Corporation.


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